Exhibit 99.2

GOLD KIST INC.

Review of Quarter and Four Quarters Ended 7/2/05 versus Quarter and Four Quarters Ended 6/26/04

August 9, 2005

Cautionary Notes and Forward-Looking Statements

This presentation contains “forward-looking statements,” as defined in the federal securities laws, regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include uncertainties relating to the fluctuations in the commodity prices of feed ingredients and broiler products as well as other risks described under “Risk Factors” in our Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The information included in this presentation should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 and the Annual Report on Form 10-K of Gold Kist Inc., a Georgia cooperative marketing association, for the fiscal year ended June 26, 2004 and subsequent reports filed with the Securities and Exchange Commission.

We have presented certain information regarding our results of operations and components thereof that have been adjusted to exclude (i) losses attributable to the curtailment of certain post-retirement benefit plans, (ii) share based compensation expenses, (iii) certain expenses relating to our conversion from a cooperative marketing association to a for profit corporation and (iv) proceeds from a vitamin antitrust settlement. We have presented this information because we believe that investors are interested in our results of operations excluding these types of items and because our management uses this information to analyze our results from continuing operations and to view trends and changes in such results. These adjusted items include Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted EPS.

In this presentation, we have also included EBITDA and EBITDA-Adjusted. “EBITDA” is defined as the sum of net income (loss) before interest, taxes, depreciation and amortization. “EBITDA-Adjusted” is defined as EBITDA, excluding the effect of certain items that management expects will be non-recurring, including (i) losses attributable to the curtailment of certain post-retirement benefit plans, (ii) certain expenses relating to our conversion from a cooperative marketing association to a for profit corporation, (iii) the loss arising out of our abandonment of our investment in Southern States Cooperative, Inc., and (iv) proceeds from a vitamin antitrust settlement. EBITDA and EBITDA-Adjusted are presented because they are used by management to assess our ability to satisfy our debt service, capital expenditures and working capital requirements, and to assess certain covenants in our debt arrangements that are tied to similar measures. However, EBITDA and EBITDA-Adjusted as presented are calculated in a different manner than comparable terms in our debt agreements, which permit the exclusion of certain items as defined therein. We also believe that these measures are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results computed under Generally Accepted Accounting Principles (GAAP), to compare the performance of companies. The use of EBITDA and EBITDA-Adjusted instead of net income has limitations, including the inability to determine profitability, the exclusion of interest expense, net and significant cash requirements associated therewith, and the exclusion of income tax expenses or benefits which ultimately may be realized through the payment or receipt of cash.

Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income, Adjusted EPS, EBITDA, EBITDA-Adjusted and related ratios are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, cash flow from operating activities or any other measures of performance or liquidity derived in accordance with GAAP as indicators of our operating performance or a measurement of liquidity. We have provided below a reconciliation of each of these measures to the most directly comparable measure calculated and presented in accordance with GAAP.

August 9, 2005

Summary Operating Results—Actual

($ In Millions) Three Months Ended Twelve Months Ended

7/2/05 6/26/04 7/2/05 6/26/04

Sales $ 598.8 $ 631.5 $ 2,368.1 $ 2,260.7

Growth -5.2% 4.8%

GAAP Net Operating Income $72.9 106.3 213.4 242.3

Net Operating Margin 12.2% 16.8% 9.0% 10.7%

Post Retirement Benefit Plan

Curtailment & Settlement Expense - 0.4 - 10.3

Share Based Compensation Expense 1.1 - 8.9 -

Conversion Expense - - 3.9 -

Vitamin Antitrust Settlement - - (2.1) -

Adjusted Operating Income 74.1 106.7 224. 2 252.6

Adjusted Operating Margin 12.4% 16.9% 9.5% 11.2

August 9, 2005

Results from Operations

Quarter Ended Twelve Months Ended

7/2/05 6/26/04 7/2/05 6/26/04

Net Sales $598.8 631.5 2,368.1 2,260.7

Net Income 44.4 54.1 121.3 110.9

GAAP EPS .87 2.40

Adjustments to Net Income:

Conversion Expenses/Debt 1.1 20.8

Prepayment Interest/Share based Compensation Expenses/Vitamin

Settlement/Post Retirement

Settlement Expense

Tax Provision @ 38.5% (0.4) (8.0)

Tax Affected Adjustment 0.7 12.8

Adjusted Net Income 45.1 134.1

Adjusted EPS 0.89 2.65

August 9, 2005

EBITDA Reconciliation

Quarter Ended Twelve Months Ended

7/2/05 6/26/04 7/2/05 6/26/04

EBITDA Reconciliation

Net Income $44.4 54.1 121.3 110.9

Add:

Income Tax Expense (Benefit) 25.7 2.3 65.7 41.8

Interest Expense, Net 4.0 7.5 32.4 34.1

Depreciation and Amortization 12.0 10.1 50.9 39.6

EBITDA 86.1 74.0 270.3 226.4

EBITDA Margin 14.4% 11.7% 11.4% 10.0%

Loss on Investment - 38.9 - 57.4

Conversion Expenses/Vitamin - 0.4 1.8 10.3

Settlement/Post Retirement Benefit Plan Curtailment & Settlement Expenses

EBITDA – Adjusted 86.1 113.3 272.2 294.1

EBITDA Margin – Adjusted 14.4% 17.9% 11.5% 13.0%

August 9, 2005

Summary Credit Ratios & Other Information

Twelve Months Ended

7/2/05 6/26/04

EBITDA/Interest Expense 8.33 6.63

Adj. EBITDA/Interest Exp. 8.39 8.61

Total Debt/EBITDA 0.77 1.34

Total Debt/Total Capital 31.9% 51.7%

Net Worth (millions) $ 444.1 284.6

August 9, 2005